Exhibit 10.(m)

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT (the “Second Amendment”) is made effective as of the 27th day of March, 2018, between REX RADIO AND TELEVISION, INC., an Ohio corporation (the “Corporation”) and DOUGLAS BRUGGEMAN (the “Employee”) under the following circumstances:

Recitals

A. The Corporation and the Employee entered into an Employment Agreement dated June 2, 2015, as amended by the First Amendment to Employment Agreement dated as of April 11, 2017 (the “Agreement”).

B. The Corporation and the Employee desire to amend Section 4.2 (a) of the Agreement as set forth herein.

NOW, THEREFORE, the undersigned hereby amend the Agreement by deleting Section 4.2(a) and replacing it in its entirety by the following provisions:

4.2(a). Bonus.

(a) Bonus. In addition to Employee’s salary as provided in Section 3.1, Employee shall be entitled to an annual cash and/or incentive plan bonus computed based upon the earnings of REX American Resources Corporation (“REX”) (the “Bonus”).

Effective as of February 1, 2018 (“Effective Date”), for each fiscal year of REX during the Employment Period or any period of renewal, the Employee’s Bonus shall be equal to 1.5% of the amount equal to:

(i) 133% of “Net Income Attributable to REX Common Shareholders” (after tax); plus

(ii) add back of incentive and stock compensation expense; less

(iii) a onetime cumulative adjustment subsequent to the Effective Date of $22,000,000.

The Bonus shall be paid two-thirds in cash when determined and one-third in an award of restricted stock based on the then closing price of REX common stock as of June 15 of such year vesting in one-third installments on the first three anniversaries of the grant. In the event the adjustment provided in this Section 4(a)(iii) is not fully satisfied in Fiscal Year 2018, the balance shall be carried forward until satisfaction. The adjustment set forth in this Section 4.2 (a)(iii) shall not be effective for Section 6.3 or 6.7 hereof.

Except as modified by this Second Amendment, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first set forth above.

REX RADIO AND TELEVISION, INC. an Ohio corporation

By:	EDWARD M. KRESS
Edward M. Kress, Secretary

EMPLOYEE:

DOUGLAS BRUGGEMAN
Douglas Bruggeman